Exhibit 99.1

3200 County Rd 31, Rifle, CO 81650
Telephone: (720) 876 2373 Facsimile: (720) 876 2374

NATURAL RESOURCES USA CORPORATION
REPORTS CHANGE OF CONTROL

RIFLE, Colo., March 21, 2011 - Natural Resources USA Corporation, (OTC Bulletin Board: NTRC.OB), has been informed that on March 15, 2011, Sentient USA Resources Fund, L.P. (“SURF”) transferred all of its shares of common stock of Natural Resources (equal to 334,074,381 shares or 94.8% of the outstanding shares of common stock of the Company) and its limited right to subscribe for an additional 5,500,000 shares (collectively, the “Securities”) to Green SEA Resources, Inc., a Canadian private company (“GSR”), in exchange for shares of common stock of GSR.

According to its Schedule 13D/A report filed with the Securities and Exchange Commission on March 17, 2011, SURF is the majority and controlling shareholder of GSR and, consequently, will remain an indirect beneficial owner of the Securities.  We expect that the Board of Directors of GSR will hold voting and investment control over the Securities, and, therefore, is now the beneficial owner of the Securities.  Since this exchange resulted in a change in the direct beneficial ownership of greater than 50% of our issued and outstanding common stock, this transaction may be deemed to be a change of control.

The Company encourages stockholders to direct any related queries to the Investor Relations team via the Company website at www.naturalresourcescorp.com.

***ENDS***

Forward Looking Statement

Natural Resources USA Corporation’s future conduct depends on a number of factors beyond our control, so we cannot assure you we will be able to conduct Natural Resources USA Corporation’s operations as we contemplate in this report.  This report contains various statements using the terms “may”, “expect to”, and other terms denoting future possibilities.  They are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We cannot guarantee the accuracy of these statements as they are subject to a variety of risks beyond our ability to predict or control.  These risks may cause actual results to differ materially from the projections or estimates contained in this report.  These risks are discussed in our annual reports filed with the Securities and Exchange Commission.

For Further Information:
Mr. Bill H. Gunn – Chairman / CEO, Natural Resources USA Corporation
(970) 987 2828
billhgunn@aol.com